UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017

MEDICAL TRANSCRIPTION BILLING, CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-192989	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873
(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events:

As previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the Company owes five million dollars to Prudential for the balance of the MediGain acquisition purchase price. As previously disclosed, the remaining two million dollars of the purchase price was due on May 15, 2017 and is presently outstanding. On March 29, 2017, the Company received a letter from Prudential that demanded immediate payment of the three million dollar portion of the consideration and the Company anticipates receiving a similar notification regarding the two million dollar portion of the balance that is due. The Company is currently attempting to arrive at a mutually agreeable resolution to this matter.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Medical Transcription Billing, Corp.

Date: May 17, 2017	By:	/s/ Mahmud Haq
Mahmud Haq Chairman of the Board and Chief Executive Officer